Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

SPIRIT FINANCE CORPORATION

FOR FURTHER INFORMATION CONTACT:

Investor Relations 1-866-557-7474 x6606

SPIRIT FINANCE CORPORATION ANNOUNCES PROMOTION OF
CHRISTOPHER H. VOLK TO CEO

— Morton H. Fleischer to Remain Chairman of the Board —

SCOTTSDALE, Ariz., September 6, 2005 — Spirit Finance Corporation (NYSE: SFC), a real estate investment trust (REIT) focused on single tenant, operationally essential real estate, announced that Christopher H. Volk has been promoted to Chief Executive Officer, effective today. Mr. Volk will also continue to serve as President and as a member of the company’s board of directors.

Mort Fleischer, who served as Spirit’s Chairman and Chief Executive Officer since the company’s inception, will remain Chairman of the Board, and stated, “Chris is the obvious choice for CEO because as the co-founder, President and Chief Operating Officer of Spirit Finance since its inception, he has been instrumental in establishing and implementing our strategies.  Having worked alongside Chris for almost twenty years, I have complete confidence in his ability to lead the Company effectively and create long-term shareholder value.”

Prior to co-founding Spirit Finance, Mr. Volk was President and Chief Operating Officer of Franchise Finance Corporation of America, a public company which grew to become the country’s largest net lease REIT by the time it was acquired by GE Capital Corporation in August 2001.  Christopher Volk is nationally recognized in the field of structured real estate finance.  He frequently writes and speaks on capital markets, credit analysis, capital efficiency and related topics.

Mr. Fleischer added, “We believe that in today’s environment, it is appropriate to separate the role of Chairman and Chief Executive Officer. Spirit Finance is continually mindful of the need to uphold the highest standards of corporate governance.”

Mr. Volk stated, “I am honored to accept the role of Chief Executive Officer.  Spirit Finance is fortunate to continue to have Mort’s guidance and he will continue to focus on our business development, capital markets strategies and lead our board of directors.  Mort and I are excited about the future for Spirit Finance, coming off of a record quarter.  In my new role as Chief

Executive Officer, I look forward to guiding our staff to carry on our proven ability to add value to our customers.  Mort and I are highly confident in our ability to achieve the investment targets we set for the company at the beginning of the year and are dedicated to realizing our long-term vision for Spirit Finance.”

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets that are vital to the operations of retail, service and distribution companies.  The Company’s core markets include freestanding automotive, drugstores, educational facilities, movie theatres, restaurants, supermarkets, and other retail, distribution and service businesses.  Additional information about Spirit Finance Corporation is available on the Company’s website.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters.  These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K and other documents filed by the Company with the Securities and Exchange Commission from time to time.  All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.